Exhibit 10.29

INTERNATIONAL TRANSMISSION COMPANY

EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN

Effective March 1, 2003

TABLE OF CONTENTS

PREAMBLE

SECTION 1. TITLE, PURPOSE AND EFFECTIVE DATE

1.01.	Title
1.02.	Purpose
1.03.	Effective Date

SECTION 2.  DEFINITIONS

2.01.	Account
2.02.	Affiliate
2.03.	Anniversary Year
2.04.	Annual Cash Bonus
2.05.	Base Salary
2.06.	Beneficiary
2.07.	Board
2.08.	Code
2.09.	Committee
2.10.	Company
2.11.	Company’s Accountants
2.12.	Company’s Actuaries
2.13.	Compensation
2.14.	Compensation Credit
2.15.	ERISA
2.16.	FICA
2.17.	Group
2.18.	Investment Credit
2.19.	ITC
2.20.	ITH LP
2.21.	Ironhill
2.22.	Limited Partner Group
2.23.	Participant
2.24.	Plan
2.25.	Plan Year
2.26.	Person
2.27.	Spouse
2.28.	Subsidiary
2.29.	Trimaran Capital Partners
2.30.	Vested Account

SECTION 3.  PARTICIPATION

3.01.	Designation by Committee
3.02.	Effective Date of Participation
3.03.	Revocation of Designation

SECTION 4.  ACCOUNTS AND EARNINGS

4.01.	Establishment of Accounts
4.02.	No Requirement to Fund

SECTION 5.  FORM AND TIMING OF PAYMENT

5.01.	Distribution of Account
5.02.	Timing of Distributions
5.03.	Form of Distributions
5.04.	Change in Distribution Option

SECTION 6.  VESTING OF BENEFITS

6.01.	General
6.02.	Rehired Participants
6.03.	Redesignated Participants

SECTION 7.  SELECTION OF AND PAYMENTS TO A BENEFICIARY

7.01.	Beneficiary Designation
7.02.	Change in Beneficiary
7.03.	Survivor Benefit

SECTION 8.  TAX WITHHOLDING

SECTION 9.  ADMINISTRATION OF THE PLAN

9.01.	Duties and Power
9.02.	Benefit Statements
9.03.	Right to Accelerate

SECTION 10.  AMENDMENT, SUSPENSION AND TERMINATION

10.01.	Right to Amend or Terminate
10.02.	Right to Suspend
10.03.	Partial ERISA Exemption

SECTION 11.  MISCELLANEOUS

11.01.	Unfunded Plan
11.02.	No Right to Continued Employment
11.03.	Prohibition Against Alienation
11.04.	Savings Clause
11.05.	Payment of Benefit of Incompetent
11.06.	Spouse’s Interest
11.07.	Successors
11.08.	Gender, Number and Heading
11.09.	Legal Fees and Expenses
11.10.	Choice of Law
11.11.	Affiliated Employees
11.12.	Plan Document

SECTION 12.  ARBITRATION

SECTION 13.  CHANGE IN CONTROL PROVISIONS

13.01.	General
13.02.	Immediate Vesting
13.03.	Transfer to Rabbi Trust
13.04.	Lump Sum Payments
13.05.	Joint and Several Liability
13.06.	Dispute Procedures
13.07.	Definition of Change in Control

PREAMBLE

Benefits under the International Transmission Company Executive Supplemental Retirement Plan (“Plan”) are available to designated executives and key management employees of ITC Holdings Corp. (Company) and its Subsidiaries.  The Company has established this Plan to benefit executives of the Company and its Subsidiaries in a manner that will be in the best interest of the Company and its shareholders.

SECTION 1.

TITLE, PURPOSE AND EFFECTIVE DATE

1.01.                     Title.  The title of this plan shall be the “International Transmission Company Executive Supplemental Retirement Plan” and shall be referred to in this document as the “Plan”.

1.02.                     Purpose.  The purpose of the Plan is to promote the success of the Company and its Subsidiaries by providing the ability to attract and retain talented executives by providing such designated executives with additional retirement benefits.

It is intended that this Plan provide deferred compensation for a “select group of management or highly compensated employees” within the meeting of sections 201, 301, and 401 of the Employee Retirement Income Security Act of 1974, as amended (hereinafter referred to as “ERISA”) and, therefore, to be exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA.

1.03.                     Effective Date.  The Plan shall be effective March 1, 2003.

SECTION 2.

DEFINITIONS

The following words and terms, as used in this Plan, shall have the meanings set forth below, unless a clearly different meaning is required by the context in which the word or phrase is used.

1.03.                     “Account” means the hypothetical record or bookkeeping entry maintained by the Company reflecting each Participant’s Opening Balance (if any), Compensation Credits, credited earnings, and distributions under the Plan.  The term “Account” should not be construed as an actual segregation of assets for the benefit of any particular Participant.

2.02.                     “Affiliate” means with respect to any Person, any entity directly or indirectly controlling, controlled by or under common control with such Person.

2.03.                     “Anniversary Year” means the 12-month period of active service beginning with the date an employee is originally designated a Participant.

2.04.                     “Annual Cash Bonus” means the compensation payable in the Plan Year under the Company’s Annual Incentive Plan, and any similar annual incentive plan of a Subsidiary, or any successor plans thereto.

2.05.                     “Base Salary” means base salary payable prior to reduction for any pre-tax deferrals under Code sections 125, 129, or 401(k) and prior to reduction for any payroll deduction for taxes or any other purpose.  “Base Salary” shall exclude any bonus, long-term awards, fringe benefit or other form of remuneration.

2.06.                     “Beneficiary” means the person, persons or entity designated in writing by the Participant, on forms, provided by the Company, to receive distribution of certain death benefits payable under the Plan in the event of the Participant’s death.

2.07.                     “Board” means the Board of Directors of the Company.

2.08.                     “Code” means the Internal Revenue Code of 1986, as amended, and any regulations issued there under. References to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection.

2.09.                     “Committee” means the Committee designated by the Board.  The Committee is responsible for the administration of the plan and may delegate such administrative responsibilities under this Plan.

2.10.                     “Company” means ITC Holdings Corp. or its successors and assigns.

2.11.                     “Company’s Accountants” means the independent accountant or accountants engaged by the Company, and, if selected or changed following a Change in Control, approved by the trustee of the trust established in accordance with Section 13.

2.12.                     “Company’s Actuaries” means the independent actuary or actuaries engaged by the Company and, if selected or changed following a Change in Control, approved by the trustee of the trust established in accordance with Section 13.

2.13.                     “Compensation” for periods on or after March 1, 2003, means a Participant’s Base Salary, plus Annual Cash Bonus.

2.14.                     “Compensation Credit” means an amount equal to 9% of the Participant’s Compensation.  Such credit shall be computed and credited to the Participant’s Account on an annual basis as of the last business day of the year.  In order to receive a Compensation Credit for a given year, the Participant must be actively employed by the Company or a Subsidiary on the last business day of the year.

2.15.                     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any regulations issued there under.  References to any section or subsection of ERISA includes any references to any comparable or succeeding provisions of any legislation that amends, supplements or replaces such section or subsection.

2.16.                     “FICA” means the tax applied under the Federal Insurance Contributions Act as set forth in Chapter 21, Subtitle C, of the Code, and any regulations issued there under.

2.17.                     “Group” means “group” as such term is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended.

2.18.                     “Investment Credit” means the hypothetical earnings posted to the Participant’s Account.  The Investment Credit will be equal to 9.5% per year, compounded monthly.

2.19.                     “ITC” means International Transmission Company or its successors and assigns.

2.20.                     “ITH LP” means International Transmission Holdings Limited Partnership, a Michigan limited partnership.

2.21.                     “Ironhill” means Ironhill Transmission LLC, which is the general partner of ITH LP, of which the Company is a majority owned Subsidiary.

2.22.                     “Limited Partner Group” shall mean the KKR Millennium Fund L.P., KKR Partners III, L.P. and Trimaran Capital Partners, collectively.

2.23.                     “Participant” means an executive of the Company or a Subsidiary who has been designated by the Committee as eligible to participate in the Plan.

2.24.                     Plan” means the International Transmission Company Executive Supplemental Retirement Plan, as described herein and as amended.

2.25.                     “Plan Year” means the period beginning January 1 and ending December 31 of each year.

2.26.                     “Person” means “person” as such term is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended.

2.27.                        “Spouse” means an individual who is legally married to a Participant under the laws of the State in which the Participant resides, on the day immediately preceding the Participant’s date of death.

2.28.                     “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations, or group of commonly controlled corporations, other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.29.                     “Trimaran Capital Partners” means, collectively, Trimaran Fund II, L.L.C., Trimaran Parallel Fund II, L.P., Trimaran Capital, L.L.C., CIBC Employee Private Equity Fund (Trimaran) Partners and CIBC World Markets Ireland Limited.

2.30.                     Vested Account” means the amount that the Participant is entitled to receive upon termination of service for any reason with the Company or a Subsidiary.  Section 6 governs vesting in a Participant’s Account therein.

SECTION 3.

PARTICIPATION

3.01.                     Designation By Committee.  An employee may only become a Participant by designation by the Committee.  Such employee must be an individual who is included within a “select group of management or highly compensated employees”, within the meaning of Title I of ERISA.

3.02.                     Effective Date of Participation.  An Employee shall become a Participant as of the date he or she is first designated as a Participant by the Committee.

3.03.                     Revocation of Designation.  A Participant whose designation is revoked prior to the Participant’s retirement, death, termination or disability shall not receive any Compensation Credits under the Plan subsequent to the date of such revocation.  However, all monies that are deemed to be in the Participant’s Account as of the date of revocation shall continue to be reflected in the Participant’s Account, including earnings, gains and losses based on the Participant’s Deemed Investment elections under section 4.02, until the Participant’s retirement, death, termination or disability.

If a Participant whose designation has been revoked under this section is subsequently redesignated as a Participant under section 3.01, the provisions of section 6.03 shall govern.

SECTION 4.

ACCOUNTS AND EARNINGS

4.01.                     Establishment of Accounts.  The Committee shall establish a hypothetical bookkeeping Account for each Participant.  The initial value of a Participant’s Account shall be zero.  Compensation Credits shall be credited to a Participant’s Account as of the last business day of the year.  The Participant’s Account at the end of the first year will equal the Compensation Credit for that year.  In all subsequent years, the Account will equal the Investment Credit on the prior year-end balance in the Account plus the current years Compensation Credit.

4.02                        No Requirement to Fund.  The Company shall have sole discretion whether or not to invest any of the Company’s funds (whether or not in trust) in a manner that reflects the Deemed Investments or in any other manner.  If and to the extent the Company chooses to invest in any Deemed Investment, assets acquired by the Company shall remain the sole property of the Company, subject to the claims of its general creditors, and shall not be deemed to form part of the Participant’s Account.  Nothing herein, however, shall preclude the Company from segregating assets that are intended to be a source of payment of benefits from the Plan.  The Company shall not be required to fund its obligations in any manner and shall not be required to invest in any particular investment, including any Deemed Investment fund.  The Company may, without limitation, purchase life insurance or any security or other property with respect to any or all of its obligations under the Plan.  Participants shall have no right, title or interest in any assets held by the Company (or any trust) by reason of a Participant’s participation in this Plan.

SECTION 5.

FORM AND TIMING OF PAYMENT

5.01.                     Distribution of Account.  The Company shall distribute each Participant’s Vested Account in accordance with the Participant’s distribution election unless the Plan provides otherwise.  The distribution election shall provide for payment in either (i) annual installments over a period not less than two years and not more than 15 years, in one year increments, or (ii) a lump sum distribution.  If no distribution election is on file with the Company, the Participant’s Vested Account shall be distributed in a single lump sum.

5.02.                     Timing of Distributions.  A lump sum distribution of the first annual installment shall be made as of the March 1 of the plan year following the year of termination of service with the Company or a Subsidiary.  Subsequent annual installments shall be made each following March 1 of the installment period.  Section 7.03 shall govern timing of a distribution due to a Participant’s death.

5.03.                     Form of Distributions.  (a)  Annual Installments.  The distribution to a Participant shall be paid in cash.  The initial annual installment distribution shall be determined by dividing the value of the Participant’s Account, determined as of December 31 of the Plan Year in which the Participant’s employment terminated by the number of installment payments to be made.  The amount distributed to the Participant thereafter shall be recalculated each year to reflect changes in the Participant’s Account through December 31 of such subsequent calendar year and the remaining number of installment payments to be made.  Earnings and losses based on the Deemed Investments shall be credited to the Participant’s Account through December 31 of each Plan Year in which the Participant has an Account balance.

(b)  Lump Sum Distribution.  The distribution shall be paid in a single payment of the entire Account balance.

(c)  Distribution of Small Amounts.  Notwithstanding a Participant’s distribution election, if a Participant’s Vested Account is less than or equal to $10,000 as of any December 31, the Participant’s Account shall be paid in a single lump sum.

5.04.                     Change in Distribution Option.  A Participant may change the distribution election by submitting a revised distribution election to the Committee.  A change in time or manner of any distribution, however, shall be effective only if the Human Resources Director receives the revised distribution election while the Company or a Subsidiary actively employs the Participant.

SECTION 6.

VESTING OF BENEFITS

6.01.                     General.  A Participant shall vest 20% per Anniversary Year in his or her Account (“Vesting Service”).  There is no partial vesting for a portion of an Anniversary Year.  A Participant’s Vested Percentage shall equal the product of (i) 20% and (ii) the Participant’s number of Anniversary Years as of the date of his or her termination, retirement, death or disability.  Participants shall receive credit for service with the DTE Energy Company.

6.02.                     Rehired Participants  (a) Vesting.  If a Participant terminates employment with the Company or a Subsidiary prior to becoming 100% vested, the Participant’s Account shall be distributed in accordance with section 5 and the nonvested portion of the Account shall be forfeited.  If such Participant is subsequently rehired by the Company or a Subsidiary and is designated a Participant in accordance with Section 3, any Account value forfeited upon the prior termination shall not be reinstated.

However, if the Participant has not incurred consecutive one-year Breaks in Service equal to or in excess of (i) 5 years, or (ii) the aggregate number of years of Vesting Service the Participant had earned before such Break in Service, the Participant’s Anniversary Date shall be adjusted to take into consideration such Participant’s prior period of active service during which he or she was considered to be a Participant in the Plan (“Adjusted Anniversary Date”).  A new Account shall be established for such rehired Participant for the purpose of recording Compensation Credits and Investment Credits beginning after such Participant’s rehire date reflective of his or her Vested Percentage which shall be recomputed to include the Participant’s Adjusted Anniversary Date.

(b) Pay Status of Prior Benefit.  If the rehired Participant is receiving annual distributions of his or her Account as it existed on the date of the Participant’s termination (“Prior Account”), such Prior Account (i) will remain separate from the Account established as described in Section 6.02(a), (ii) will retain the Vesting Percentage applied as of the Participant’s date of termination, and (iii) payments to the

Participant will continue upon the Participant’s return to employment with the Company or a Subsidiary.

6.03                        Redesignated Participants.  If a Participant’s designation as a Participant had been revoked under section 3.03, prior to becoming 100% vested, the Participant’s Account shall continue to be credited with earnings, gains and losses based on the deemed investment of the Account.  If such Participant is subsequently redesignated as a Participant under section 3.01, such Participant’s vested status shall be determined based on the Participant’s Anniversary Years and his Account shall be adjusted to reflect the revised vested percentage.

SECTION 7.

SELECTION OF AND PAYMENTS TO BENEFICIARY

7.01.                     Beneficiary Designation.  A Participant shall designate a Beneficiary on a form provided by the Human Resources Director or his or her designee, for the purpose of designating a Beneficiary.  If a Participant has not designated a Beneficiary, or if a designated Beneficiary is not living or in existence at the time of a Participant’s death, any death benefits payable under the Plan shall be paid to the Participant’s Spouse, if then living, and if the Participant’s Spouse is not then living, to the Participant’s estate.

7.02.                     Change in Beneficiary.  A Participant may change the designated Beneficiary from time to time by filing a new written designation with the Human Resources Director, or his or her designee.  Such designation shall be effective upon receipt by the Human Resources Director or his or her designee.

7.03.                     Survivor Benefit.  If a Participant dies with an Account balance under this Plan, his Beneficiary shall be entitled to receive a distribution of the Participant’s Account.  The Beneficiary shall receive a lump sum equal to the deceased Participant’s Account under the Plan.  The lump sum distribution shall be paid within ninety (90) days following the Participant’s death.

SECTION 8.

TAX WITHHOLDING

Benefits hereunder shall be subject to applicable FICA withholding laws.  Benefit payments hereunder shall be subject to applicable federal, state, and local tax withholding laws.

SECTION 9.

ADMINISTRATION OF THE PLAN

9.01.                     Duties and Power.  The Committee shall be the “named fiduciary” for the Plan responsible for the general operation and administration of the Plan and the proper execution of its provisions.  It shall have full discretionary authority to interpret the Plan and to determine the response to all questions arising from its provisions.  It shall maintain all necessary books of accounts and records.  It shall have the full discretionary power and authority to establish, interpret, enforce, amend, and revoke, from time to time, such rules and regulations for the administration of the Plan and the conduct of its business as it deems appropriate, including the right to remedy ambiguities, inconsistencies and omissions.  Any action that the Committee is required or authorized to take shall be final and binding upon each and every person who is or may become a Plan Participant or Beneficiary.  The Committee may delegate its authority to administer the Plan.

9.02.                     Benefit Statements.  The Committee, or its designee, will provide each Participant with a quarterly statement setting forth the Participant’s Account balance.

9.03.                     Right to Accelerate.  The Board in its sole discretion may accelerate all vested benefits upon termination of the Plan, and pay such benefits in a single lump sum.  If the Internal Revenue Service or the Committee determines that any amounts in Participants’ Accounts are currently taxable, the Committee may direct immediate payment of all or some Plan benefits in a single lump sum or to take any other action it deems appropriate.  In addition, Participants terminating employment with an Account Balance of less than $10,000 shall receive such benefits in a single lump sum regardless of the Participant’s distribution election.

SECTION 10.

AMENDMENT, SUSPENSION AND TERMINATION

10.01.              Right to Amend or Terminate.  The Plan may be amended, modified, or terminated by the Committee at any time.  Such amendment, modification or termination may modify or eliminate any benefit hereunder except that such amendment, modification or termination shall not affect the rights of Participants or Beneficiaries to the vested portion of a Participant’s Account as of the date of such amendment or termination.

10.02.              Right to Suspend.  If the Committee determines that payments under the plan would have a material adverse effect on the Company’s ability to carry on its business, the Committee may suspend such payments temporarily for such time as in its sole discretion it deems advisable, but in no event for a period in excess of one year.  The company shall pay such suspended payments in a lump sum immediately upon the expiration of the period of suspension.  Such suspended payments shall accrue interest at a rate of prime plus two percent during the period of suspension.

10.03.              Partial ERISA Exemption.  The Plan is intended to provide benefits for “a select group of management or highly compensated employees” within the meaning of sections 201, 301, and 401 of ERISA, and therefore to be exempt from sections 2, 3 and 4 of Title I of ERISA.  Accordingly, the Plan shall terminate and existing Account balances shall be paid in a single lump-sum and no further benefits, vested or non-vested, shall be paid hereunder in the event it is determined by a court of competent jurisdiction or by an opinion of counsel that the Plan constitutes an employee pension benefit plan within the meaning of section 3(2) of ERISA which is not so exempt.

SECTION 11.

MISCELLANEOUS

11.01.              Unfunded Plan.  The Plan shall be unfunded within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.  All benefits payable under the Plan shall be paid from the Company’s general assets.  The Company shall not be required to set aside or hold in trust any funds for the benefit of a Participant or Beneficiary, each of whom shall have the status of a general unsecured creditor with respect to the Company’s obligation to make benefit payments pursuant to the Plan.  Any assets of the Company available to pay Plan benefits shall be subject to the claims of the Company’s general creditors and may be used by the Company in its sole discretion for any purpose.  A Participant shall be treated as an unsecured creditor of the Company for all benefits under the Plan.

11.02.              No Right to Continued Employment.  Nothing in the Plan shall create or be construed as a contract between the Company or a Subsidiary and employees for any matter including giving any person employed by the Company or a Subsidiary the right to be retained in the Company’s or a Subsidiary’s employ. The Company and each Subsidiary expressly reserve the right to dismiss any person at any time, with or without cause, without liability for the effect that such dismissal might have upon him as a Participant in the Plan or for any other purpose.

11.03.              Prohibition Against Alienation.  Except as otherwise provided in the Plan, no right or benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void.  No such right or benefit shall be liable for or subject to the debts, contracts, liabilities, engagements, or torts of the person entitled to such right or benefit.

11.04.              Savings Clause.  If any provision of this Plan is held by a court of competent jurisdiction to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision and the remaining provisions hereof shall continue to be construed and enforced as if the invalid or unenforceable provision had not been included.

11.05.              Payment of Benefit of Incompetent.  In the event the Committee finds that a Participant, former Participant or Beneficiary is unable to care for his affairs because of his minority, illness, accident, or other reason, any benefits payable hereunder may, unless other claim has been made therefore by a duly appointed guardian, committee or other legal representative, be paid to a spouse, child, parent, or other blood relative or dependent or to any persons found by the Committee to have incurred expenses for the support and maintenance of such Participant, former Participant, or

Beneficiary; and any such payments so made shall be a complete discharge of all liability therefore.

11.06.              Spouse’s Interest.  The interest in the benefits hereunder of a Spouse who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such Spouse in any manner including, but not limited to, such Spouse’s will, nor shall such interest pass under the laws of intestate succession.

11.07.              Successors.  In the event of any consolidation, merger, acquisition or reorganization of the Company, the obligations of the Company and its Subsidiaries participating under this Plan shall continue and be binding upon the Company, participating Subsidiaries and its successors.

11.08.              Gender, Number and Heading.  Whenever any words are used herein in the masculine gender, they shall be construed as though they were also used in the female gender in all cases where they would so apply.  Whenever any words used herein are in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply.  Headings of sections and subsections as used herein are inserted solely for convenience and reference and constitute no part of the Plan.

11.09.              Legal Fees and Expenses.  The Company shall pay all reasonable legal fees and expenses that the Participant may incur as a result of the Company contesting the validity, enforceability, or the Participant’s interpretation of, or determinations under this Plan, other than tax withholding under section 8.

11.10.              Choice of Law.  This Plan shall be governed by and construed in accordance with the laws of the State of Michigan, other than its choice-of-law rules, to the extent not superseded by applicable federal statutes or regulations.

11.11.              Affiliated Employees.  Transfers of employment between the Company and its Subsidiaries will be treated as continuous and uninterrupted service under the Plan.

11.12.              Plan Document.  This Plan document provides the final and exclusive statement of the terms of the Plan.  Unless otherwise authorized by the Committee or its delegate, no amendment or modification to this Plan shall be effective until reduced to writing and adopted pursuant to section 10.01.  This document legally governs the operation of the Plan, and any claim of right or entitlement under the Plan shall be determined solely in accordance with its provisions.  To the extent that there are any inconsistencies between the terms of any related materials and the terms of this document, the terms of this document shall control and govern the operation of the Plan.  No other evidence, whether written or oral, shall be taken into account in determining the right of a Participant, or Beneficiary, as applicable, to any benefit of any type under the Plan.

SECTION 12.

ARBITRATION

In the event of any dispute, claim or controversy (hereinafter referred to as a “Grievance”) between a Participant who is eligible to elect to receive the benefits provided under this Plan and the Company with respect to the payment of benefits to such Participant under this Plan, the computation of benefits under this Plan, or any of the terms and conditions of this Plan, such Grievance shall be resolved by arbitration in accordance with this Section 12.

(a)                                  Arbitration shall be the sole and exclusive remedy to redress any Grievance.

(b)                                 The arbitration decision shall be final and binding, and a judgment on the arbitration award may be entered in any court of competent jurisdiction and enforcement may be had according to its terms.

(c)                                  The arbitration shall be conducted by the American Arbitration Association in accordance with the Commercial Arbitration Rules of the American Arbitration Association and reasonable expenses of the arbitrators and the American Arbitration Association shall be borne by the Company.

(d)                                 The place of the arbitration shall be the offices of the American Arbitration Association in the Detroit, Michigan metropolitan area.

(e)                                  The arbitrator(s) shall not have the jurisdiction or authority to change any of the provisions of this plan by alteration of, addition to, or subtraction from the terms thereof.  The arbitrator(s) sole authority shall be to apply any terms and conditions of this Plan.  Since arbitration is the exclusive remedy with respect to any Grievance, no Participant eligible to receive benefits provided under this Plan has the right to resort to any federal court, state court, local court or administrative agency concerning breaches of any terms and provisions hereunder, and the decision of the arbitrator(s) shall be a complete defense to any suit, action or proceeding instituted in any federal court, state court, local court, or administrative agency by such employee or the Company with respect to any Grievance which is arbitrable as herein set forth.

(f)                                    The arbitration provisions shall, with respect to any Grievance, survive the termination of this Plan.

SECTION 13.

CHANGE IN CONTROL PROVISIONS

13.01.              General.  In the event of a Change in Control, as defined in Section 13.07, then, notwithstanding any other provision of the Plan, the provisions of this section 13 shall be applicable and shall supersede any conflicting provisions of the Plan.

13.02.              Immediate Vesting.  In the case of a Change in Control, each Participant’s Account shall immediately be 100% vested.

13.03.              Transfer to Rabbi Trust.  The company shall establish a trust (the “Rabbi Trust”) that is intended to be an unfunded arrangement and not affect the status of the Plan as an unfunded arrangement for purposes of Title I of ERISA. The terms of the Rabbi Trust shall provide that, within seven (7) days of a Change in Control, assets shall be transferred to the Rabbi Trust in (a) an amount equal to each Participant’s Account balance as of the date of the Change in Control, plus (b) an amount deemed necessary to pay estimated Rabbi Trust administrative expenses for the following five (5) years, as determined by the Company’s Accountants or the Company’s Actuaries.  Assets transferred in accordance with the preceding sentence shall either be (i) in the form of shares of the Deemed Investments equal to the number of shares of each such Deemed Investment in which the Participant’s Account is deemed to be invested for bookkeeping purposes on the date of the Change in Control or (ii) in the form of in cash, in which case an additional cash transfer shall be made, prior to the initial investment of cash by the trustee of the Rabbi Trustee in any Deemed Investment, in an amount sufficient to permit the trustee of the Rabbi Trust to invest in the number of shares of each Deemed Investment in which the Participant’s Account was deemed to be invested for bookkeeping purposes on the date of the Change in Control (as adjusted for any subsequent share splits, consolidations, etc.)  The Company and/or a Subsidiary shall make all transfers of assets required by the Rabbi Trust in a timely manner and shall otherwise abide by the terms of the Rabbi Trust.

13.04.              Lump Sum Payments.  In connections with a Change in Control or consummation of a transaction constituting a Change in Control, the President of ITC shall have the absolute discretion to direct that lump sum payment be made to a Participant up to the total value of such Participant’s Account if such payment will reduce the amount of any potential excise tax imposed by Code section 4999.

13.05.              Joint and Several Liability.  Upon and at all times after a Change in Control, the liability under the Plan of the Company and each Subsidiary that has adopted the Plan shall be joint and several so that the Company and each such Subsidiary shall each be liable for all obligations under the Plan to each employee covered by the Plan, regardless of the corporation by which such employee is employed.

13.06.              Dispute Procedures.  In the event that, upon or at any time subsequent to a Change in Control, a disputed claim for benefits under the Plan is brought by a Participant or beneficiary, the following additional procedures shall be applicable:

(a)                                  Any amount that is not in dispute shall be paid to the Participant or beneficiary at the time or times provided therein.

(b)                                 The Company shall advance to such claimant from time to time such amounts as shall be required to reimburse the claimant for reasonable legal fees, costs and expenses incurred by such claimant in seeking a judicial resolution of his or her claim, including reasonable fees, costs and expenses relating to arbitration.

13.07.              Definition of Change in Control.  Change in Control means (i) the sale of all or substantially all of the assets of the Company or ITC to an Unaffiliated Person; (ii) a sale resulting in more than 50% of the voting stock of the Company or ITC being held by an Unaffiliated Person; (iii) a merger, consolidation, recapitalization or reorganization of the Company or ITC with or into another Unaffiliated Person; if and only if any such event listed in clauses (i) through (iii) above results in the inability of ITH LP, Ironhill, the Limited Partner Group, or any member or members of the Limited Partner Group, to designate or elect a majority of the Board (or the board of directors of the resulting entity or its parent company).  For purposes of this definition, the term “Unaffiliated Person” means any person or group who is not (x) ITH LP, Ironhill, the Limited Partner Group or any member of the Limited Partner Group, (y) an Affiliate of ITH LP, Ironhill, the Limited Partner Group or any member of the Limited Partner Group, or (z) an entity in which ITH LP, Ironhill, the Limited Partner Group, or any member of the Limited Partner Group holds, directly or indirectly, a majority of the economic interest in such entity.

IN WITNESS WHEREOF, ITC Holdings Corp. has caused this Plan to be executed as of this          day of August 2003.

ITC Holdings Corp.

By:

Its: